Exhibit 99.1

KNIGHT TRADING GROUP ANNOUNCES RESIGNATION OF GENERAL

COUNSEL TO JOIN JANUS CAPITAL GROUP

JERSEY CITY, New Jersey (July 21, 2004) – Knight Trading Group, Inc. (Nasdaq: NITE) today announced that John H. Bluher, Executive Vice President, General Counsel and Director of Risk Management is leaving the Company on August 6, 2004 to become Senior Vice President, General Counsel and Chief Public Affairs Officer at Janus Capital Group, Inc. (NYSE: JNS) in Denver, Colorado.

“We thank John for his contributions over the past two years, particularly for bringing Knight to the latest stage in the regulatory process related to the Company’s recently announced agreement in principle with the staffs of the U.S. Securities and Exchange Commission and NASD,” said Thomas M. Joyce, Chief Executive Officer and President of Knight Trading Group. “John joined Knight in July 2002, a time when the company was faced with serious regulatory challenges, and we appreciate the important role he has played in our progress. We support John as he leaves Knight to pursue a new opportunity in the Rocky Mountain region, where he originally started his career.”

Knight will continue to work with Skadden, Arps, Slate, Meagher & Flom LLP for corporate legal services as it begins the process of recruiting a new general counsel. The Company will also continue to work with Morgan, Lewis & Bockius LLP on compliance and regulatory matters.

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About Knight

Knight is focused on meeting the needs of institutional and broker-dealer clients by providing comprehensive trade execution services in equities and derivatives. A leading execution specialist, Knight offers capital commitment and access to a deep pool of liquidity across the depth and breadth of the equity market. Knight also operates an asset management business for institutions and high net worth individuals. To be a valued partner, Knight strives to provide superior client service and will continue to tailor its offering to meet the needs of its clients. More information about Knight can be obtained at http://www.knighttradinggroup.com.

About Janus Capital Group

Based in Denver, Colorado, Janus Capital Group Inc. (NYSE: JNS) is a leading asset manager offering individual investors and institutional clients complementary asset management disciplines through the firm’s global distribution network.

Janus Capital Group consists of Janus Capital Management LLC, Enhanced Investment Technologies, LLC (INTECH) and Bay Isle Financial LLC. Janus Capital Group also owns 30% of Perkins, Wolf, McDonnell and Company, LLC.

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Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about Knight’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of Knight may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Knight also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents Knight files from time to time with the Securities and Exchange Commission.

CONTACT

Margaret Wyrwas

Knight Trading Group

Senior Managing Director, Corporate Communications & Investor Relations

201-557-6954 or mwyrwas@knighttrading.com

Jane Ingalls

Janus Capital Group

VP Corporate Communication

303-394-7311 or jane.ingalls@janus.com

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